Exhibit 10.18

EYEPOINT, INC.

AMENDMENT NO. 2 TO THE 2023 Long Term INCENTIVE PLAN

WHEREAS, EyePoint, Inc. (the “Company”) maintains the EyePoint, Inc. 2023 Long-Term Incentive Plan, effective as of June 20, 2023 and amended as of June 20, 2024 (as amended, the “Plan”);

WHEREAS, pursuant to Section 9 of the Plan, the Compensation Committee (“Compensation Committee”) of the Board of Directors of the Company (the “Board”) may amend the Plan at any time; provided that, amendments to the Plan must be approved by the Company’s stockholders if and to the extent required by applicable laws or stock exchange requirements (“Stockholder Approval”);

WHEREAS, the Compensation Committee, in consultation with legal and financial advisors, has determined that it is advisable and in the best interests of the Company and its stockholders to increase the number of shares of the Company’s common stock, $0.001 par value per share, reserved for issuance under the Plan by 2,900,000 shares (the “Share Increase”);

WHEREAS, pursuant to Section 9 of the Plan, in order to effect the Share Increase, Stockholder Approval must be obtained;

WHEREAS, the Compensation Committee has approved the Share Increase and has recommended that the Board adopt and approve the Share Increase subject to Stockholder Approval;

WHEREAS, the Board desires to amend the Plan to provide for the Share Increase as set forth in this amendment to the Plan (this “Amendment”), effective upon receipt of the Stockholder Approval; and

WHEREAS, capitalized terms used in this Amendment but not defined herein shall have the meaning given to them in the Plan.

NOW, THEREFORE, the Board hereby amends the Plan, effective upon receipt of the Stockholder Approval, as follows:

1. Section 4(a) of the Plan is deleted and replaced in its entirety with the following:

4. LIMITS ON AWARDS UNDER THE PLAN.

“(a) Number of Shares. Subject to adjustment as provided in Section 7(b), the maximum number of shares of Stock that may be issued in satisfaction of Equity Awards under the Plan is 10,400,000, plus 184,904 shares of Stock that were previously available for grant under the 2016 Plan that were transferred to the Plan as of June 20, 2023, plus any shares of Stock that would otherwise have become available for grant under the Prior Plans after the Date of Adoption as a result of the termination or forfeiture of awards under the Prior Plans. Up to 7,500,000 shares of Stock set forth in the preceding sentence may be issued in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan. For purposes of this Section 4(a), the number of shares of Stock issued in satisfaction of Equity Awards will be determined (i) by including shares of Stock withheld by the Company in payment of the exercise price or purchase price of the Award or in satisfaction of tax withholding requirements with respect to the Award, (ii) by including the full number of shares covered by a SAR any portion of which is settled in Stock (and not only the number of shares of

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Exhibit 10.18

Stock delivered in settlement), and (iii) by excluding any shares of Stock underlying Awards that expire, become unexercisable, terminate or are forfeited to or repurchased by the Company without the issuance of Stock. For the avoidance of doubt, the number of shares of Stock available for delivery under the Plan will not be increased by any shares of Stock delivered under the Plan that are subsequently repurchased using proceeds directly attributable to Stock Option exercises. The limits set forth in this Section 4(a) will be construed to comply with Section 422. To the extent consistent with the requirements of Section 422 and the regulations thereunder, and other applicable legal requirements (including applicable stock exchange requirements), Stock issued under Substitute Awards will not reduce the number of shares available for Awards under the Plan. The number of shares of Stock that may be delivered under substitute Awards will be in addition to the limitations set forth in this Section 4(a) on the number of shares available for issuance under the Plan."

2. Except as specifically provided in and modified by this Amendment, the Plan is in all other respects hereby ratified and confirmed and references to the Plan shall be deemed to refer to the Plan as modified by this Amendment, effective upon receipt of the Stockholder Approval.

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